EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of February 17, 2006, by and between Viisage Technology, Inc., a Delaware corporation (the “Buyer”), and the Persons who have executed counterpart signature pages hereto (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Buyer is a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 5, 2006, by and among the Buyer, VS Able Acquisition Corp., a California corporation (“Merger Sub”), SecuriMetrics, Inc., a California corporation (the “Company”), and the other parties thereto (if any), pursuant to which Merger Sub will merge with and into the Company;

WHEREAS, pursuant to the Merger Agreement, the Company agreed, among other things, to issue shares (the “Shares”) of common stock, $0.001 par value per share, of the Buyer (the “Common Stock”) to the Stockholders as part of the consideration to be paid pursuant to the Merger Agreement under certain circumstances; and

WHEREAS, it is a condition to the obligations of the Buyer and the Stockholders under the Merger Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below and for other good and valuable consideration, the Buyer and each Stockholder, severally and not jointly, hereby agree as follows:

1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Board” means the Board of Directors of the Buyer.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

(c) “Holder” means a Stockholder who holds Registrable Securities and any Permitted Transferees.

(d) “Permitted Transferee” means a Person who becomes a Holder in accordance with Section 7(c) hereof.

(e) “Person” means any individual, or any corporation, partnership, limited liability company, trust, joint venture or any other type of entity, regardless of form.

(f) “Registrable Securities” means the Shares and any Common Stock and other securities of the Buyer issued or issuable with respect to any Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) such securities shall have been sold or otherwise transferred to any Person other than a Permitted Transferee, or (ii) such securities shall have ceased to be outstanding.

(g) “Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision).

(h) “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(i) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Merger Agreement.

2. Registration of Shares. The Buyer shall file with the SEC, at any time prior to March 31, 2007, a registration statement on Form S-3 covering the resale to the public by the Stockholders of the Registrable Securities (the “Registration Statement”). The Buyer shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Buyer shall cause the Registration Statement to remain effective until the date that is one year after the initial effective date thereof (the “Effective Date) or such earlier time as all of the Registrable Securities covered by the Registration Statement have been sold pursuant thereto.

3. Registration Procedures.

(a) The Buyer shall supplement or make amendments to the Registration Statement, if required by the rules, regulations, or instructions applicable to the registration form utilized by the Buyer or by the Securities Act or rules and regulations thereunder for the Registration Statement. Prior to filing the Registration Statement, the Buyer will furnish to the counsel for the Stockholders copies of all documents proposed to be filed for that counsel’s review and approval. In connection with the filing by the Buyer of the Registration Statement, the Buyer shall furnish to each Holder such reasonable number of copies of the prospectus, including the preliminary prospectus, Registration Statement, and any amendments (in each case, including all exhibits) in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities.

(b) The Buyer shall use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or blue sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, to cause all Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders to consummate the transfer or disposition of Registrable Securities, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and do any and all other acts and things that may be necessary to enable the Holders to consummate the transfer or disposition in such states and jurisdictions of the Registrable Securities owned by the Holders, including the removal of legends from certificates registered pursuant to the Registration Statement (and to the end of removing the legend from certificates, if the Buyer is required to do so by the Buyer’s transfer agent and the facts underlying the sale are made available to the Buyer’s counsel by way of representations reasonably acceptable to such counsel, the Buyer shall deliver to its transfer agent an opinion of counsel in form and substance reasonably acceptable to the transfer agent and reasonably capable of being given by such counsel (with a copy to such Holder)); except that the Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction.

(c) The Buyer shall notify each Holder, at any time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the Securities Act while the Registrable Securities are subject to this Agreement, of (i) the issuance by the SEC or any state or other jurisdiction of a stop order suspending the effectiveness of the Registration Statement or the initiation of proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a “Material Event”) as a result of which the Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the occurrence or existence of any event, fact or pending corporate development that, in the good faith determination of the Board, makes it appropriate to suspend the availability of the Registration Statement and the related prospectus. Upon the occurrence of any of clause (i) or (ii) above, then the Buyer shall, as promptly as is reasonably practicable, (A) in the case of clause (ii) above, prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and prospectus so that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Registration Statement, use its best efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give notice to the Holders of any Registrable Securities that the availability of the Registration Statement is suspended (a “Suspension Notice”) and, upon receipt of any Suspension Notice, each Holder shall cease making offers and sales of any Registrable Securities pursuant to the Registration Statement and the prospectus until such Holder’s receipt of copies of the supplemented or amended Registration Statement and prospectus provided for in clause (A) above, or until it is advised in writing by the Buyer that the Registration Statement and prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in the Registration Statement and prospectus. Notwithstanding the foregoing, the Buyer will use its best efforts to ensure that offers and sales of Registrable Securities under the Registration Statement and prospectus may be resumed as promptly as is practicable.

(d) The Buyer shall promptly apply for listing and list the Registrable Securities on the National Association of Securities Dealers Automatic Quotation System or any national securities exchange or other automated interdealer quotation system on which the Common Stock is listed.

(e) The Buyer shall promptly notify the Holders: (i) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or any prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and (iv) of the receipt by the Buyer of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

(f) The Buyer shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the Holders may reasonably request.

(g) The Buyer shall in the event of the issuance of any stop order of which the Buyer or its counsel is aware or should be aware suspending the effectiveness of any Registration Statement or any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Registrable Securities for sale in any jurisdiction, the Buyer promptly will use its best efforts to obtain its withdrawal.

(h) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Agreement, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Stockholders in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by or on behalf of the Stockholders.

(i) The Buyer shall take all other steps reasonably necessary to effect the registration and resale of the Registrable Securities contemplated hereby in accordance with the terms of this Agreement.

4. Requirements of Stockholders.

(a) Each Holder shall furnish to the Buyer such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of such Registrable Securities. To the extent a Holder fails to provide such information in a timely manner, and if the Buyer determines it appropriate and reasonable, the Buyer may delay the filing of the Registration Statement until (i) the Holder provides such information, or (ii) the Holders holding a majority of the Registrable Securities elect in writing to exclude the Registrable Securities held by such Holder from registration under the Registration Statement.

(b) No Holder shall distribute any prospectus or make any offer to sell (or solicit any offer to purchase) or sell any Registrable Securities in a transaction covered by the Registration Statement and any prospectus thereunder from and after the time that the Buyer delivers a Deferral Notice to such Holder until such time as such Holder may resume offers and sales of Registrable Securities under Section 3(c).

(c) Each Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with offers to sell, solicitations of offers to purchase, and sales of Registrable Securities in connection with any offer or sale pursuant to the Registration Statement.

5. Indemnification.

(a) The Buyer shall indemnify and hold harmless each selling Holder, the officers, directors, partners, agents and employees of each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their agents (collectively, the “Holder Indemnitees”), against any losses, claims, damages or liabilities (joint or several) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other federal or state law, rule or regulation, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (C) any violation or alleged violation by the Buyer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any matter relating to the Registration Statement (each, a “Violation”); provided, however, the indemnity agreement contained in this Section 5(a) shall not (i) apply to any loss, claim, damage, liability or action arising out of, or based upon, a Violation which occurs in reliance upon and in conformity with written information furnished by any Holder expressly for use in connection with such registration; or (ii) in the case of a sale directly by a Holder (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), inure to the benefit of any Holder Indemnitee to the extent that any such loss, claim, damage, liability or action results from an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder, having previously been provided with copies of such final or amended prospectus by Buyer, failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b) Each Holder shall indemnify and hold harmless the Buyer, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Buyer within the meaning of the Securities Act or the Exchange Act, each agent and any underwriter for the Buyer, and any other selling Holder or other stockholder selling securities in such Registration Statement or any of its directors, officers, partners, agents or employees or any Person who controls such selling Holder or such other stockholder or such underwriter (collectively, the “Buyer Indemnitees”) against any losses, claims, damages or liabilities (joint or several) to which any Buyer Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that (i) such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and (ii) only in an amount not exceeding the net proceeds received by such Holder with respect to securities sold pursuant to such Registration Statement; provided, however, that the indemnity agreement contained in this Section 5(b) shall not, in the case of a sale directly by the Buyer of its securities (including a sale of such securities through any underwriter retained by the Buyer to engage in a distribution solely on behalf of the Buyer), inure to the benefit of any Person to the extent that any such loss, claim, damage, liability or action results from an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Buyer failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(c) Promptly after receipt by any Buyer Indemnitee or Holder Indemnitee (collectively, the “Indemnitees”) under this Section 5 of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that such Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such Indemnitee and any other party represented by such counsel in such proceeding. In no event shall the Indemnitees be entitled to more than one firm of counsel at the expense of the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the Indemnitee under this Section 5 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to such Indemnitee otherwise than under this Section 5. If the indemnifying party advises an Indemnitee that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Indemnitee of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnitee may, at its option, defend, settle or otherwise compromise or pay such action or claim in each case at the indemnifying party’s expense. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnitee’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or claim. The indemnifying party shall keep the Indemnitee fully informed at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects not to defend any such action or claim, the Indemnitee party shall keep the indemnifying party informed at all times as to the status of the defense;

provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a general written release from all liability with respect to such claim or litigation or (ii) contains an admission of guilt on the part of the Indemnitee.

(d) The obligations of the Buyer and the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement whether under Section 2 or otherwise.

(e) If the indemnification provided for in this Section 5 is unavailable to a party that would have been an Indemnitee under this Section 5 in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to herein, then each party that would have been an indemnifying party hereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such Indemnitee, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 5(e) shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of an Indemnitee against an indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to applicable law.

6. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the

SEC that may at any time permit a Holder to sell securities of the Buyer to the public without registration, the Buyer agrees to use its commercially reasonable best efforts:

(a) to file with the SEC in a timely manner all reports and other documents required of the Buyer under the Exchange Act and the rules and regulations promulgated thereunder;

(b) if not required to file such reports and documents referred to in subsection (a) above, to keep publicly available certain information regarding the Buyer, as contemplated by Rule 144(c)(2) of the Securities Act; and

(c) to take all other actions reasonably necessary to enable a Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144.

7. Lock-Up Agreement.

(a) Each Holder agrees, except as set forth below, not to, directly or indirectly, offer, sell, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of (each a “Transfer”) any of such Holder’s Shares except as follows:

(i) Each Holder may Transfer up to twenty-five percent (25%) of such Holder’s Shares on or after the ninetieth (90th) day following the Effective Date;

(ii) Each Holder may Transfer up to an additional twenty-five percent (25%) of such Holder’s Shares on or after the one hundred and eightieth (180th) day following the Effective Date;

(iii) Each Holder may Transfer up to an additional twenty-five percent (25%) of such Holder’s Shares on or after the two hundred and seventieth (270th) day following the Effective Date; and

(iv) Each Holder may Transfer up to an additional twenty-five percent (25%) of such Holder’s Shares on or after the three hundred and sixtieth (360th) day following the Effective Date.

(b) The undersigned shall not enter into any price “collar” transactions or similar derivative security, short sales or other similar transactions with respect to any Shares that are subject to Transfer restrictions pursuant to Section 7(a) above.

(c) Notwithstanding the foregoing restrictions, each Holder may transfer such Holder’s Shares (i) as a bona fide gift or gifts; (ii) to any trust or other estate planning vehicle for the direct or indirect benefit of such Holder or an immediate family member of such Holder, provided that the donee, or the trustee, managing partner, managing member or other individual or entity with investment discretion over the Shares held by any estate planning vehicle, agrees in writing to be bound by this Agreement as a Holder hereunder as a precondition to any such transfer, and provided further that any such transfer shall not involve a disposition for value; or (iii) to an Affiliate; provided that such Affiliate agrees in writing to be bound by this Agreement as a Holder hereunder as a precondition to any such transfer; provided that, in the case of clauses (i), (ii) and (iii), such transfers are not required to be reported by such Holder in any public report or filing with the SEC or otherwise and such Holder does not otherwise voluntarily effect any public filing or report regarding such transfers; and provided further that for purposes of determining compliance with the foregoing restrictions, any Transfer by a transferee of such Holder shall be attributed to such Holder and treated as a Transfer by such Holder. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(d) Each Holder also agrees and consents to the entry of stop transfer instructions with the Buyer’s transfer agent and registrar against the transfer of the Shares except in compliance with the foregoing restrictions, and the placement of a legend referring to these restrictions and this Agreement on any certificates representing Shares subject to the foregoing restrictions; provided, however, that upon request by any Holder and surrender of any such certificate, the Company shall, as soon as practicable, issue or cause to be issued (i) a certificate representing any Shares no longer subject to such transfer restrictions free of any such legend and (ii) to the extent, applicable, a certificate representing any Shares still subject to such transfer restrictions bearing such a legend.

8. General

(a) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Buyer and the Stockholders and supersedes any prior understandings, agreements or representations by or among the Buyer and the Stockholders, written or oral, with respect to the subject matter hereof.

(b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns, provided, however, that a Stockholder may not assign any of its rights under this Agreement except pursuant to Section 7(c) hereof.

(c) Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to a Stockholder: At the address set forth in Schedule I

If to the Buyer: Viisage Technology, Inc. 296 Concord Road, Third Floor Billerica, MA 01821 Attention: Bernard C. Bailey, President

Copies to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: Elliot J. Mark, Vice President and General Counsel

Choate, Hall & Stewart

Two International Place

Boston, MA 02109

Attention: Charles J. Johnson

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

(g) Amendments and Waivers. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the Holders of a majority of the Registrable Securities. Notwithstanding the foregoing, the Buyer shall be entitled to update Schedule I hereto to list the names and addresses of any Stockholders, or their assignees, that become parties hereto after the date hereof.

(h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(i) Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties (a) submits to the jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8(e). Nothing in this Section 8(i), however, shall affect the right of any party to serve legal process in any other manner permitted by law. IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES HERETO IRREVOCABLY CONSENT TO TRIAL WITHOUT A JURY.

(j) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

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IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

VIISAGE TECHNOLOGY, INC.

By:  /s/  Elliot Mark

        Elliot Mark

        Senior Vice President and General Counsel

[counterpart signature pages follow]

Counterpart Signature Page to

Registration Rights Agreement

By execution of this signature page, the undersigned Stockholder does hereby become a party to and agrees to be bound by the provisions of the Registration Rights Agreement to which this signature page is appended, a counterpart of which has been furnished to the undersigned, and the undersigned hereby authorizes the Buyer to append this signature page to a counterpart of the Registration Rights Agreement as evidence thereof.

Schedule I

Name and Address of each Stockholder